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AMENDMENT NO. 21 DATED JUNE 11, 2014 TO THE PROSHARES TRUST INVESTMENT

ADVISORY AGREEMENT DATED DECEMBER 15, 2005, BETWEEN PROSHARES TRUST

AND PROSHARE ADVISORS LLC

SCHEDULE A

TO THE INVESTMENT ADVISORY AGREEMENT

BETWEEN PROSHARES TRUST AND PROSHARE ADVISORS LLC

As of June 11, 2014

Each Portfolio listed below shall pay the Advisor a fee pursuant to the Investment Advisory Agreement at an annualized rate based on its average daily net assets, as follows:1

Fee	Portfolio’s Average Daily Net Asset Level
75 basis points	First $6.0 billion
70 basis points	Next $4.0 billion
65 basis points	Thereafter

NAME OF PORTFOLIO

ProShares Ultra S&P500

ProShares Ultra MidCap400

ProShares Ultra Dow30

ProShares Ultra QQQ

ProShares Ultra Russell1000 Value

ProShares Ultra Russell1000 Growth

ProShares Ultra Russell MidCap Value

ProShares Ultra Russell MidCap Growth

ProShares Ultra Russell2000 Value

ProShares Ultra Russell2000 Growth

ProShares Ultra Basic Materials

ProShares Ultra Biotechnology

ProShares Ultra Consumer Goods

ProShares Ultra Consumer Services

ProShares Ultra Financials

ProShares Ultra Health Care

ProShares Ultra Industrials

ProShares Ultra Oil & Gas

[Portions of this schedule have been redacted]

ProShares UltraPro Short S&P500

ProShares UltraPro Short QQQ

ProShares UltraPro Short Dow30

ProShares UltraPro Short Russell2000

ProShares UltraPro Short MidCap400

ProShares UltraPro Short MSCI EAFE

ProShares UltraPro Short 3-7 Year Treasury

ProShares UltraPro Short 7-10 Year Treasury

ProShares UltraPro Short 20+ Year Treasury

ProShares UltraPro Short MSCI Emerging Markets

[1]	All fees are computed daily and paid monthly

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NAME OF PORTFOLIO

ProShares UltraPro Short Financials

ProShares UltraPro Short Oil & Gas

[Portions of this schedule have been redacted]

ProShares Large Cap Core Plus

ProShares RAFI Long/Short

ProShares Hedge Replication ETF

ProShares MSCI Latin America

ProShares MSCI EAFE – 15% Volatility

ProShares MSCI Emerging Markets – 15% Volatility

ProShares Russell 2000 – 15% Volatility

ProShares S&P Midcap 400 – 15% Volatility

ProShares NASDAQ 100 – 15% Volatility

ProShares Russell 1000 – 15% Volatility

ProShares Dow 30 – 15% Volatility

ProShares Merger ETF

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Each Portfolio listed below shall pay the Advisor a fee pursuant to the Investment Advisory Agreement at an annualized rate based on its average daily net assets, as follows:8

NAME OF PORTFOLIO	COMPENSATION
(at annual rate expressed as a percentage of average daily net assets of each Fund)

[Portions of this schedule have been redacted]
ProShares UltraPro 10 Year TIPS/TSY Spread	0.55%
ProShares UltraPro Short 10 Year TIPS/TSY Spread	0.55%
[Portions of this schedule have been redacted]
ProShares 30 Year TIPS/TSY Spread	0.55%
ProShares Short 30 Year TIPS/TSY Spread	0.55%
ProShares German Sovereign / Sub-Sovereign ETF	0.35%
ProShares Sovereign Fiscal Strength ETF	0.35%
ProShares USD Covered Bond	0.35%
[Portions of this schedule have been redacted]
ProShares Global Listed Private Equity ETF	0.50%
ProShares High Yield–Interest Rate Hedged	0.50%
ProShares Global Direct Infrastructure ETF	0.45%
ProShares S&P 500 Aristocrats ETF	0.35%
ProShares Investment Grade–Interest Rate Hedged	0.30%
ProShares Short Term USD Emerging Markets Bond ETF	0.50%
[Portions of this schedule have been redacted]
ProShares CDS North American HY Credit ETF	0.65%
ProShares CDS Short North American HY Credit ETF	0.65%
ProShares CDS North American IG Credit ETF	0.65%
ProShares CDS Short North American IG Credit ETF	0.65%
ProShares CDS European HY Credit ETF	0.65%
ProShares CDS Short European HY Credit ETF	0.65%
ProShares CDS European IG Credit ETF	0.65%
ProShares CDS Short European IG Credit ETF	0.65%

PROSHARE ADVISORS LLC, a Maryland limited liability company		PROSHARES TRUST, a Delaware statutory trust

By:	/s/ Michael L. Sapir	By:	/s/ Todd B. Johnson
	Michael L. Sapir Chief Executive Officer		Todd B. Johnson President

[8]	All fees are computed daily and paid monthly